UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):  July 19, 2010

Commission File number 333-152959

YOUCHANGE HOLDINGS CORP
(Exact name of small business issuer as specified in its charter)

Nevada	51-0665952
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7154 E. Stetson Dr., Suite 330, Scottsdale, AZ 85251
(Address of principal executive offices)

866-712-9273
(Issuer’s telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items in Form 8-K

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a)
On May 17, 2010, Board of Directors of the Registrant dismissed Sam Kan & Company, LLP, its independent registered public accounting firm. On the same date, May 17, 2010, the accounting firm of Semple, Marchal, and Cooper, LLP, was engaged as the Registrant's new independent registered public accounting firm. The Board of Directors of the Registrant and the Registrant's Audit Committee approved of the dismissal of Sam Kan & Company, LLP and the engagement of Semple, Marchal, and Cooper, LLP as its independent auditor.

(b)
The principal auditor’s report on the financials statements of the Registrant for each of the previous two years was not issued by Sam Kan & Company, LLP and did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

(c)
During the two most recent fiscal years and the interim periods preceding this change of accountants, there were no disagreements with the former accountant, Sam Kan & Company, LLP,  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(d)
During the two most recent fiscal years and the interim periods preceding the engagement, the registrant has not consulted Semple, Marchal, and Cooper, LLP regarding any of the matters set forth in Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

a)    Not Applicable

b)    Not Applicable

c)    Exhibits

No.	Exhibits
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16.1	Letter from Sam Kan & Company dated June 11, 2010 to the Securities and Exchange Commission regarding statements included in this Form 8-K/A.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
YouChange Holdings Corp (Registrant)
Date: August 17, 2010
	By:	/s/ Jeffrey I. Rassas
Jeffrey I. Rassas
Chief Executive Officer